EXHIBIT 11


                      ALCOHOL SENSORS INTERNATIONAL, LTD.
                         COMPUTATION OF LOSS PER SHARE
                                  (UNAUDITED)



                                                   Three Months Ended                 Six Months Ended
                                                        June 30,                          June 30,
                                                --------------------------     ---------------------------
                                                  1995           1996              1995          1996
                                                  ----           ----              ----          ----

Net (loss) .............................        $(376,004)    $(1,734,540)      $(625,279)    $(2,363,100)
                                                =========     ===========      ==========    ============

Shares:
Weighted average number of common
   shares outstanding...................        6,632,245       8,418,170       6,649,092       8,250,761
Add common stock equivalents issued
   within twelve months of an initial
   public offering (determined by the
   "treasury stock" method)(1)..........          550,660              --         550,660              --
Shares contributed in connection
   with the initial public offering.....       (1,000,000)             --      (1,000,000)             --
                                              -----------     -----------      ----------     -----------

           TOTAL........................        6,182,905       8,418,170       6,199,752       8,250,761
                                              ===========     ===========      ==========     ===========


(Loss) per common share                             $(.04)          $(.21)          $(.11)         $(.29)
                                           ===============   ============= ===============  =============



















____________________________
(1) In accordance with Securities and Exchange Commission requirements, common shares, options and warrants issued during the twelve-month period prior to the filing of the initial public offering have been included in the calculation as if they were outstanding for all periods through June 30, 1995 applying the treasury stock method.